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                                                                  EXHIBIT 5.3

                               GRAYDON, HEAD & RITCHEY
                               1900 FIFTH THIRD CENTER
                                CINCINNATI, OHIO 45202




                                   February 3, 1998





Jacor Communications, Inc.
50 East RiverCenter Boulevard
12th Floor
Covington, KY 41011

     Re:  Issuance of 4,560,000 Shares of Common Stock of Jacor
          Communications, Inc. Pursuant to Registration Statement on Form S-3 (File No. 333-40127) Filed with the Securities and Exchange Commission

Gentlemen:

     We have acted as counsel to Jacor Communications, Inc., a Delaware corporation ("Company"), in connection with the issuance of 4,560,000 shares of common stock, par value $.01 per share (the "Common Stock") pursuant to the public offerings of such shares, as set forth in the Registration Statement on Form S-3 (File Nos. 333-40127), as amended (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission.

     As counsel for the Company we have made such legal and factual examinations and inquiries as we deem advisable for the purpose of rendering this opinion.
In addition, we have examined such documents and materials, including the Certificate of Incorporation, as amended, By-laws, as amended, and other corporate records of the Company, as we have deemed necessary for the purpose of this opinion.

     On the basis of the foregoing, we express the opinion that the 4,560,000 shares of Common Stock of the Company registered for issuance pursuant to the Registration Statements have been duly authorized for issuance and sale as contemplated by the Registration Statements, are free of preemptive rights and, when issued and delivered by the Company as contemplated by the

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Jacor Communications, Inc.
Page 2
February 3, 1998

Registration Statements against payment of the consideration set forth therein, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as part of the above-referenced Registration Statement and amendments thereto and to the reference to our firm in the related Prospectus Supplement dated February 3, 1998 under the caption "Legal Matters."

                              Very truly yours,

                              GRAYDON, HEAD & RITCHEY



                              By: /s/ Richard G. Schmalzl
                                  --------------------------------
                                    Richard G. Schmalzl, Partner